UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 22, 2011 (February 21, 2011)

CORONUS SOLAR INC.
formerly, INSIGHTFULMIND LEARNING, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada
(State or other jurisdiction of incorporation)

000-53697
(Commission File No.)

1100-1200 West 73rd Avenue
Vancouver, British Columbia
Canada   V6P 6G5
(Address of principal executive offices and Zip Code)

604-267-7078
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

We announced today that the Board of Directors of the Company’s wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”), approved the terms of the “29-Palms North” and the “Newberry Springs” Vacant Land Purchase Agreements Coronus entered into, as reported in our Form 8-K filed with the SEC on January 27, 2011; and, in conjunction with the approvals, for administrative purposes, the close of escrow under the two agreements was extended to March 15, 2011. Additionally, in respect of the “Newberry Springs” agreement, the Seller is not doing a 1031 Exchange, and therefore, Coronus is no longer required to cooperate with the Seller on a 1031 Exchange.

We announced today also that the close of escrow for the Vacant Land Purchase Agreement (“Agreement 1” or “Vidal” ), entered into by Coronus, as reported in our Form 8-K filed with the SEC on October 6, 2010, has been extended. Under the “Vidal” Agreement, the close of escrow has been extended to March 15, 2011. In return for the extension, Coronus paid Paul R Marshall Trust the forfeitable fee of $840 (equivalent to 8% per annum interest rate based on the purchase price). We sought the extension because we lack the funds to pay the contractual balance due.

ITEM 9.01                 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits	Document Description

99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 22nd day of February, 2011.

CORONUS SOLAR INC.

BY:	JEFFERSON THACHUK
Jefferson Thachuk
President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary, Treasurer and a member of the Board of Directors